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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-19183, 33-50998, 33-60457, 333-84959 and 333-111949 on Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of The Timberland Company of our reports dated March 15, 2005 relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for excess of fair value of acquired assets over cost on January 1, 2002) and financial statement schedule of The Timberland Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM